EXHIBIT 99.1

ROSETTA RESOURCES INC. TO PRESENT AT
ENERCOM'S OIL & GAS CONFERENCE

HOUSTON, TX, July 22, 2009 (GLOBENEWSWIRE) -- Rosetta Resources Inc. (NASDAQ: ROSE) "Rosetta" announced today that Randy L. Limbacher, President and Chief Executive Officer, will present on Tuesday, August 11, 2009 at 4:25 p.m. Mountain Time, 5:25 p.m. Central Time at EnerCom's “The Oil & Gas Conference” in Denver, Colorado. Mr. Limbacher will discuss Rosetta’s ongoing transformation to an unconventional resource company and provide an update on 2009 programs.

A link to the live webcast presentation will be available at www.rosettaresources.com. The replay will also be available on the company's Web site for approximately 30 days following the event.

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Its operations are concentrated in South Texas, the Rocky Mountains and the Sacramento Basin of California. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

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Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com